David A. Sheaffer
702 W. Hamilton Street
Allentown, PA  18101


June 11, 2013



Securities and Exchange Commission
450 5th Street N.W.
Washington, Dc  20549

Attention:  Filing Desk

RE:  Lehigh Gas Partners LP (LGP)

To Whom It May Concern

As permitted by instruction 7 of Form 3, Form 4, and Form 5, I hereby authorize Michelle Henriquez, Karen Yeakel and Frank Macerato, severally and not jointly, to sign and file on my behalf any Forms 3, 4 or 5 that I am required to file with respect to the securities of Lehigh Gas Partners LP.

I acknowledge that none of Michelle Henriquez, Karen Yeakel or Frank Macerato is assuming any of my responsibilities to comply with Section 16 of the Securities Exchange Act.

						Sincerely

						/s/ David A. Sheaffer
						David A. Sheaffer


Sworn to and subscribed before me this 11th day of June 2013

Notary: /s/ Eileen M. Watson
COMMONWEALTH OF PENNSYLVANIA
Notarial Seal
Eileen M. Watson, Notary Public
City of Allentown, County of Lehigh
My Commission Expires Jan. 23, 2017
MEMBER, PENNSYLVANIA ASSOCIATION OF NOTARIES